Exhibit 5.2

599 Lexington Avenue
New York, NY 10022-6069

+1.212.848.4000

June 30, 2021

Azul S.A,
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP 06460-040, Brazil.

Azul S.A.
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Azul S.A., a sociedade por ações organized under the laws of the Federative Republic of Brazil (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form F-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of  (i) debt securities (“Debt Securities”); (ii) preferred shares, directly or in the form of American depositary shares (“ADSs”); and (iii) warrants (“Warrants”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by the Registrants at the time of the applicable offering.

The Debt Securities may be issued in one or more series pursuant to an indenture proposed to be entered into by the Company and the trustee to be named therein (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (the “Indenture”).

The Warrants may be issued under one or more warrant agreements proposed to be entered into by the Company and the warrant agent to be named therein (the “Warrant Agent”), which will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a report filed or furnished under the Securities Exchange Act of 1934, as amended, and incorporated by reference to the Registration Statement (each a “Warrant Agreement”).

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the form of Indenture, the Registration Statement, the Prospectus (the “Opinion Documents”), as well as certificates of officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of the originals of the documents submitted to us; (iii) the conformity to authentic originals of any documents submitted to us as copies; (iv) that each of the Opinion Documents is or will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; (v) the truthfulness of the representations made in certificates of public officials and officers of the Company; and (vi) that (a) the Company is an entity duly organized and validly existing under the laws of the Federative Republic of Brazil, (b) the Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is or will be a party, (c) the execution, delivery and performance by the Company of the Opinion Documents to which it is or will be a party do not contravene the Company’s organizational documents, and (d) except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any Opinion Documents to which it is or will be a party or, if any such authorization, approval, consent, action, notice or filing is or will required, it has been or will be duly obtained, taken, given or made and is in full force and effect.

SHEARMAN.COM
Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

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We are attorneys admitted to practice in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the federal law of the United States of America. To the extent the laws of the Federative Republic of Brazil may be relevant to this opinion letter, we have, with your permission, assumed the correctness of the opinion letter of your local counsel with respect to Brazilian law addressed to you and dated the date hereof, without independently investigating or verifying the matters covered thereby. Our opinion is subject to the assumptions and limitations set forth in such opinion with respect thereto.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or any of its affiliates.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.                When (i) the final terms of the Debt Securities have been duly established and approved by the Company; (ii) the issuance and sale of the Debt Securities are duly authorized by all necessary action (corporate or otherwise); (iii) the Indenture to be entered into in connection with the issuance of the Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company; (iv) such Debt Securities are duly issued and executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company; and (v) the Indenture has been qualified under the Trust Indenture Act of 1939, the Debt Securities endorsed thereon will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms; and

2.                When (i) the final terms of the Warrants have been duly established and approved by the Company; (ii) the issuance and sale of the Warrants are duly authorized by all necessary action (corporate or otherwise); (iii) the Warrant Agreement to be entered into in connection with the issuance of the Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; and (iv) the Warrants are duly issued and executed by the Company and duly authenticated by the Warrant Agent in accordance with the terms of the Warrant Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Warrants endorsed thereon will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law. In addition, to the extent the Company is entitled to immunity from jurisdiction of any court or from legal process with respect to itself or its property, any waiver by the Company of such immunity is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver at a time in the future when the Company that is not now such an agency or instrumentality shall become one.  Further, with respect to Debt Securities or Warrants denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

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We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RBC/da/fma

SKF

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